Exhibit 99.1

Press Release

Greer Bancshares Incorporated

March 7, 2011

Greer State Bank Enters Into Consent Order with Regulators

Greer, SC — 3/7/2011              Greer Bancshares Incorporated announced today that its wholly-owned bank subsidiary, Greer State Bank, has voluntarily entered into a Consent Order with the Federal Deposit Insurance Corporation and the Commissioner of Banking on behalf of the South Carolina Board of Financial Institutions.

Pursuant to the Consent Order, the Bank is required to implement a comprehensive plan of remedial efforts with specific timelines for improvements in the Bank’s operations and financial performance. Under the agreement with the regulators, entered into on March 1, 2011, the Bank has agreed, among other matters, to (1) increase the Board of Directors’ oversight and supervision of the Bank’s operations; (2) increase the Bank’s Tier One capital to 8% or more of total assets; (3) reduce the level of classified or non-performing loans; and (4) reduce its concentrations of credit within commercial and residential real estate. The Bank has already begun to develop and implement strategies and action plans to meet the requirements.

“While this is disappointing news to share with our shareholders, customers, and community, the Consent Order is a direct reflection of one of the most difficult economic and banking environments since the Great Depression,” said Kenneth M. Harper, President and CEO of Greer State Bank. “This prolonged recession, with its high levels of unemployment and significant decreases in commercial and residential real estate values, has created an extraordinarily difficult environment for the banking industry and our Bank.” “And we understand that this Consent Order is not punishment, but rather a plan for corrective actions which we believe will enable Greer State Bank to return to stronger levels of capital, asset quality, and financial performance,” Harper added.

“In our meeting with the FDIC and Commissioner of Banking, we were encouraged to hear the FDIC’s commitment to community banks and the vital role they play in communities like Greer,” said Walter M. Burch, Chairman of the Board. “We value highly the confidence and trust that our shareholders and customers have placed in us over the past twenty-two years, and we will continue to work hard to merit their confidence and trust in the future. Finally, we want to assure customers that their deposits remain insured up to $250,000 per customer, and no customer has ever lost a penny of insured deposits since the FDIC was created in 1933.”

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This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•

reduced earnings due to higher credit losses owing to economic factors, including declining home values, increasing interest rates, increasing unemployment, or changes in payment behavior or other causes;

•	the concentration of our portfolio in real estate based loans and the weakness in the commercial real estate market;

•	increased funding costs due to market illiquidity, increased competition for funding or other regulatory requirements;

•	market risk and inflation;

•	level, composition and re-pricing characteristics of our securities portfolios;

•	availability of wholesale funding;

•	adequacy of capital and future capital needs;

•	our reliance on secondary sources of liquidity such as FHLB advances, federal funds lines of credit from correspondent banks and brokered time deposits, to meet our liquidity needs;

•	operating restrictions imposed by our Consent Order, such as limitations on the use of brokered deposits;

•	our inability to meet the requirements set forth in our Consent Order within prescribed time frames;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including recently enacted and proposed legislation;

•	adequacy of the level of our allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this report.